Exhibit 99.1

Fortive Reports Fourth Quarter 2019 Results

EVERETT, WA, February 6, 2020 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the fourth quarter 2019.
For the fourth quarter ended December 31, 2019, net earnings from continuing operations attributable to common stockholders were $161.6 million. For the same period, adjusted net earnings from continuing operations were $367.8 million. Diluted net earnings per share from continuing operations for the fourth quarter ended December 31, 2019 were $0.48. For the same period, adjusted diluted net earnings per share from continuing operations were $1.03.
For the fourth quarter of 2019, revenues from continuing operations increased 13.9% year-over-year to $2.0 billion, with core revenue growth of 0.4%.
James A. Lico, President and Chief Executive Officer, stated, “Our results for the fourth quarter of 2019 represented a strong conclusion to the year, with 13% earnings growth and strong adjusted operating margin performance. Our free cash flow was particularly notable as we generated over $450M in the quarter, a 17% year-over-year increase and a conversion ratio of more than 120% of adjusted net income. Our ability to generate such strong free cash flow in the face of the continued impact of slow demand dynamics across our short-cycle businesses is a testament to the quality of our portfolio, the dedication of our team, and the power of the Fortive Business System.”
For the first quarter of 2020, Fortive anticipates diluted net earnings per share from continuing operations to be in the range of $0.24 to $0.28. Fortive anticipates adjusted diluted net earnings per share from continuing operations to be in the range of $0.70 to $0.74. For the full year 2020, Fortive expects diluted net earnings per share from continuing operations to be in the range of $2.16 to $2.26. For the full year 2020, Fortive expects adjusted diluted net earnings per share from continuing operations to be in the range of $3.68 to $3.78. The foregoing anticipated results do not give effect to the pending Vontier separation.
Mr. Lico added, “We are moving toward the completion of the separation of Vontier, after announcing key members of the senior management team, launching the brand, and making progress against other significant milestones over the past few months. We look forward to completing the transaction later this year, and positioning both companies to take full advantage of their respective growth opportunities and capital allocation priorities.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 844-443-2871 within the U.S. or by dialing 213-660-0916 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 5476265). A replay of the conference call will be available two hours after the completion of the call until Thursday, February 20, 2020. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 404-537-3406 outside the U.S. (access code 5476265) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a diversified industrial technology growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. Fortive’s well-known brands hold leading positions in field solutions, product realization, sensing technologies, transportation technologies, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 25,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
DIVESTITURE OF THE A&S BUSINESS
On October 1, 2018, Fortive completed the previously announced split-off of four of our operating companies (the “A&S Business”) and the operating results and related assets and liabilities of the A&S Business are presented as discontinued operations for all periods.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including statements regarding Fortive’s anticipated earnings, anticipated timing of transactions, business and acquisition opportunities, impact of acquisitions and dispositions, anticipated revenue growth, anticipated operating margin expansion, anticipated cash flow, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, trade relations with China, the phase out of the

London Interbank Offered Rate, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to separate into two independent, publicly traded companies on a timely basis and with the intended benefits, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended June 28, 2019 and September 27, 2019. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Griffin Whitney
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
($ and shares in millions, except per share amounts)
(unaudited)

	As of December 31
	2019	2018
ASSETS
Current assets:
Cash and equivalents	$1,205.2	$1,178.4
Accounts receivable less allowance for doubtful accounts of $59.8 million and $54.9 million at December 31, 2019 and December 31, 2018, respectively	1,384.5	1,195.1
Inventories	640.3	574.5
Prepaid expenses and other current assets	455.6	193.2
Current assets, discontinued operations	3.2	30.0
Total current assets	3,688.8	3,171.2
Property, plant and equipment, net	519.5	576.1
Operating lease right-of-use assets	206.8	—
Other assets	779.6	548.9
Goodwill	8,399.3	6,133.1
Other intangible assets, net	3,845.0	2,476.3
Total assets	$17,439.0	$12,905.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,500.0	$455.6
Trade accounts payable	765.5	706.5
Current operating lease liabilities	54.9	—
Accrued expenses and other current liabilities	1,146.8	999.3
Current liabilities, discontinued operations	—	30.7
Total current liabilities	3,467.2	2,192.1
Operating lease liabilities	159.0	—
Other long-term liabilities	1,584.2	1,125.9
Long-term debt	4,828.4	2,974.7
Equity:
Preferred stock: $0.01 par value, 15.0 million shares authorized; 5.0% Mandatory convertible preferred stock, series A, 1.4 million shares designated, issued and outstanding at December 31, 2019 and December 31, 2018	—	—
Common stock: $0.01 par value, 2.0 billion shares authorized; 336.9 and 335.1 million issued; 336.0 and 334.5 million outstanding at December 31, 2019 and December 31, 2018, respectively	3.4	3.4
Additional paid-in capital	3,311.1	3,126.0
Retained earnings	4,128.8	3,552.7
Accumulated other comprehensive income (loss)	(56.3)	(86.6)
Total Fortive stockholders’ equity	7,387.0	6,595.5
Noncontrolling interests	13.2	17.4
Total stockholders’ equity	7,400.2	6,612.9
Total liabilities and stockholders’ equity	$17,439.0	$12,905.6
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Sales	$2,002.4	$1,757.5	$7,320.0	$6,452.7
Cost of sales	(966.5)	(859.2)	(3,639.7)	(3,131.4)
Gross profit	1,035.9	898.3	3,680.3	3,321.3
Operating costs:
Selling, general, and administrative expenses	(629.5)	(495.0)	(2,219.5)	(1,728.6)
Research and development expenses	(111.2)	(108.8)	(456.7)	(414.3)
Operating profit	295.2	294.5	1,004.1	1,178.4
Non-operating expenses, net:
Gain (loss) from combination of business	(0.4)	—	40.8	—
Interest expense, net	(47.5)	(26.7)	(164.2)	(97.0)
Other non-operating expenses, net	(4.6)	(0.4)	(6.2)	(3.0)
Earnings from continuing operations before income taxes	242.7	267.4	874.5	1,078.4
Income taxes	(63.9)	(27.3)	(149.1)	(160.1)
Net earnings from continuing operations	178.8	240.1	725.4	918.3
Earnings from discontinued operations, net of income taxes	14.0	1,872.2	13.5	1,995.5
Net earnings	192.8	2,112.3	738.9	2,913.8
Mandatory convertible preferred dividends	(17.2)	(17.3)	(69.0)	(34.9)
Net earnings attributable to common stockholders	$175.6	$2,095.0	$669.9	$2,878.9

Net earnings per share from continuing operations:
Basic	$0.48	$0.67	$1.95	$2.56
Diluted	$0.48	$0.66	$1.93	$2.52
Net earnings per share from discontinued operations:
Basic	$0.04	$5.60	$0.04	$5.78
Diluted	$0.04	$5.52	$0.04	$5.69
Net earnings per share:
Basic	$0.52	$6.26	$1.99	$8.33
Diluted	$0.52	$6.17	$1.97	$8.21
Average common stock and common equivalent shares outstanding:
Basic	336.4	334.6	335.8	345.5
Diluted	340.1	339.3	340.0	350.7
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Year Ended December 31
	2019	2018	2017
Cash flows from operating activities:
Net earnings from continuing operations	$725.4	$918.3	$884.3
Noncash items:
Depreciation	133.3	125.7	93.3
Amortization	292.9	135.1	65.0
Stock-based compensation expense	61.4	50.8	44.2
Gain from acquisition and combination of business	(40.8)	—	(15.3)
Impairment charges on intangible assets	—	1.1	2.3
Gain on sale of property	—	—	(8.0)
Change in deferred income taxes	13.9	7.7	(61.0)
Change in accounts receivable, net	(166.9)	(105.9)	(55.4)
Change in inventories	118.8	(73.4)	17.5
Change in trade accounts payable	53.7	76.2	17.7
Change in prepaid expenses and other assets	(163.7)	63.3	(100.5)
Change in accrued expenses and other liabilities	256.9	2.4	136.0
Total operating cash provided by continuing operations	1,284.9	1,201.3	1,020.1
Total operating cash provided by (used in) discontinued operations	(13.5)	143.1	156.3
Net cash provided by operating activities	1,271.4	1,344.4	1,176.4
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(3,943.9)	(2,815.1)	(1,556.6)
Payments for additions to property, plant and equipment	(112.5)	(112.3)	(111.1)
Proceeds from sale of property	—	—	21.5
All other investing activities	1.8	(42.1)	1.5
Total investing cash used in continuing operations	(4,054.6)	(2,969.5)	(1,644.7)
Total investing cash provided by (used in) discontinued operations	—	1,002.9	(25.0)
Net cash used in investing activities	(4,054.6)	(1,966.6)	(1,669.7)
Cash flows from financing activities:
Net proceeds from (repayments of) commercial paper borrowings	494.8	(266.1)	556.2
Proceeds from borrowings (maturities greater than 90 days), net of $24.3 million of issuance costs in 2019	2,913.2	1,750.0	125.9
Repayment of borrowings (maturities greater than 90 days)	(455.3)	(1,850.0)	—
Proceeds from issuance of mandatory convertible preferred stock, net of $43.0 million of issuance costs	—	1,337.4	—
Payment of common stock cash dividend to shareholders	(93.8)	(96.6)	(97.2)
Payment of mandatory convertible preferred stock cash dividend to shareholders	(69.0)	(34.9)	—
All other financing activities	13.0	39.3	13.4
Total financing cash provided by continuing operations	2,802.9	879.1	598.3
Total financing cash provided by discontinued operations	—	—	1.4
Net cash provided by financing activities	2,802.9	879.1	599.7
Effect of exchange rate changes on cash and equivalents	7.1	(40.6)	52.5
Net change in cash and equivalents	26.8	216.3	158.9
Beginning balance of cash and equivalents	$1,178.4	$962.1	$803.2
Ending balance of cash and equivalents	$1,205.2	$1,178.4	$962.1

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Sales:
Professional Instrumentation	$1,231.0	$1,000.3	$4,427.8	$3,655.1
Industrial Technologies	771.4	757.2	2,892.2	2,797.6
Total	$2,002.4	$1,757.5	$7,320.0	$6,452.7

Operating Profit:
Professional Instrumentation	$171.0	$161.3	$547.9	$744.6
Industrial Technologies	149.7	155.1	553.9	525.6
Other (a)	(25.5)	(21.9)	(97.7)	(91.8)
Total	$295.2	$294.5	$1,004.1	$1,178.4

Operating Margins:
Professional Instrumentation	13.9%	16.1%	12.4%	20.4%
Industrial Technologies	19.4%	20.5%	19.2%	18.8%
Total	14.7%	16.8%	13.7%	18.3%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings per Share from Continuing Operations
We disclose the non-GAAP measures of historical adjusted net earnings from continuing operations and historical and forecasted adjusted diluted net earnings per share from continuing operations, which to the extent applicable, make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•	Excluding on a pretax basis amortization of acquisition-related intangible assets;

•	Excluding on a pretax basis acquisition and other transaction costs deemed significant (“Transaction Costs”);

•	Excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions;

•	Excluding on a pretax basis the effect of earnings from our equity method investments;

•	Excluding on a pretax basis the non-recurring gain on the disposition of assets;

•	Excluding on a pretax basis the non-cash interest expense associated with our 0.875% convertible senior notes;

•
Excluding on a pretax basis the cost incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature, and planning requirements, as well as the inconsistent frequency of such plans), from ongoing productivity improvements (the “Discrete Restructuring Charges”);

•
Excluding the tax effect of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward, and, as such, we are applying the estimated effective tax rate to each adjustment for the forecasted periods to facilitate comparisons in future periods;

•	Excluding discrete tax and other tax-related adjustments resulting from internal reorganizations effectuated in connection with the pending separation of Vontier;

•	Excluding the 2017 provisional amount estimated in connection with the Tax Cut and Jobs Act and subsequent adjustments to the provisional estimates (the “TCJA Adjustments”); and

•	Including the impact of the assumed conversion of our Mandatory Convertible Preferred Stock.
While we have a history of acquisition and divestiture activity, we do not acquire and divest of businesses on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the deferred revenue and inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending or completed during such period, and the complexity of such transactions. We adjust for, and identify as significant, Transaction Costs, acquisition related fair value adjustments to deferred revenue and inventory, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and deferred revenue and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and deferred revenue and inventory fair value adjustments, as applicable, have been fully amortized.
Furthermore, we adjust for the effect of earnings from our equity method investments over which we do not exercise control over the operations or the resulting earnings. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings from our equity method investments will recur in future periods while we maintain such investments.
In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of the MCPS will automatically convert on July 1, 2021 into between, after giving effect to the prior anti-dilution adjustment, 10.9041 and 13.3575 shares of our common stock, subject to further anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average volume weighted average price (“VWAP”) per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021. For the purposes of calculating adjusted earnings and adjusted earnings per share, we have excluded the MCPS dividend and, for the purposes of adjusted earnings per share, assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “MCPS Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into common stock no later than July 1, 2021.
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”), including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Convertible Notes bear interest at a rate of 0.875% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes mature on February 15, 2022, unless earlier repurchased or converted in accordance with their terms prior to such date.
Of the proceeds received from the issuance of the Convertible Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. We recognize interest expense using the 3.38% assumed rate, and pay interest to holders of the notes at a coupon rate of 0.875%. We believe that adjusting for the non-cash imputed interest expense between the assumed rate and coupon rate provides additional insight into our cash interest expense.
Furthermore, we adjust for Discrete Restructuring Charges to facilitate a more consistent comparison of operational results over time because the corresponding restructuring plans are incremental to activities that arise in the ordinary course of business and because the costs associated with such restructuring plans are not indicative of our ongoing operating costs in a given period.

The TCJA Adjustments and discrete and other tax related adjustments identified above have been excluded from the GAAP measures identified above because items of this nature and/or size occur with inconsistent frequency or occur for reasons that may be unrelated to our commercial performance during the period and/or because we believe the corresponding adjustments are useful in assessing our potential ongoing operating costs or gains in a given period.
The forecasted adjusted diluted net earnings per share from continuing operations does not reflect certain adjustments that are inherently difficult to predict or estimate due to their unknown timing, effect and/or significance.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings From Continuing Operations

	Three Months Ended		Year Ended
($ in millions)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net Earnings From Continuing Operations Attributable to Common Stockholders (GAAP)	$161.6	$222.8	$656.4	$883.4
Dividends on the mandatory convertible preferred stock to apply if-converted method	17.2	17.3	69.0	34.9
Net Earnings from Continuing Operations (GAAP)	178.8	240.1	725.4	918.3
Pretax amortization of acquisition-related intangible assets in the three months ($82 million pretax, $69 million after tax) and year ended ($293 million pretax, $246 million after tax) December 31, 2019, and in the three months ($54 million pretax, $45 million after tax) and year ended ($135 million pretax, $113 million after tax) December 31, 2018	81.5	53.8	292.9	135.2
Pretax acquisition and other transaction costs in the three months ($43 million pretax, $37 million after tax) and year ended ($146 million pretax, $123 million after tax) December 31, 2019, and in the three months ($27 million pretax, $22 million after tax) and year ended ($67 million pretax, $56 million after tax) December 31, 2018*	43.4	26.8	145.8	67.4
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($11 million pretax, $9 million after tax) and year ended ($121 million pretax, $102 million after tax) December 31, 2019, and in the three months ($31 million pretax, $26 million after tax) and year ended ($34 million pretax, $28 million after tax) December 31, 2018	10.8	31.4	121.0	34.4
Pretax losses from equity method investments in the three months ($3 million pretax, $3 million after tax) and year ended ($4 million pretax, $3 million after tax) December 31, 2019	3.4	—	3.9	—
Pretax (gain) loss on the disposition of the Tektronix Video Business in the three months ($0 million pretax, $0 million after tax) and year ended ($41 million pretax, $39 million after tax) December 31, 2019	0.4	—	(40.8)	—
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($8 million pretax, $7 million after tax) and year ended ($28 million pretax, $24 million after tax) December 31, 2019	8.4	—	28.1	—
Pretax discrete restructuring charges in the three months ($38 million pretax, $32 million after tax) and year ended ($38 million pretax, $32 million after tax) December 31, 2019	38.3	—	38.3	—
Tax effect of the adjustments reflected above (a)	(29.6)	(19.5)	(98.6)	(42.0)
Additional income tax adjustment	32.4	—	32.4	—
TCJA adjustments	—	(7.5)	—	(12.5)
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$367.8	$325.1	$1,248.4	$1,100.8

(a) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, the gain on the disposition of the Tektronix Video Business, losses from equity method investments, the non-cash interest expense associated with the 0.875% convertible notes, and restructuring charges.

* $1.3 million and $0.6 million of acquisition and other transaction costs were recorded in the three months ended March 29, 2019 and June 28, 2019, respectively, that were not previously adjusted for but are reflected in the totals for the year ended December 31, 2019.

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ended (a)		Year Ended (a)
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders (GAAP)	$0.48	$0.66	$1.93	$2.52
Dividends on the mandatory convertible preferred stock to apply if-converted method	0.05	0.05	0.20	0.10
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding	(0.03)	(0.04)	(0.11)	(0.06)
Pretax amortization of acquisition-related intangible assets in the three months ($82 million pretax, $69 million after tax) and year ended ($293 million pretax, $246 million after tax) December 31, 2019, and in the three months ($54 million pretax, $45 million after tax) and year ended ($135 million pretax, $113 million after tax) December 31, 2018	0.23	0.15	0.82	0.38
Pretax acquisition and other transaction costs in the three months ($43 million pretax, $37 million after tax) and year ended ($146 million pretax, $123 million after tax) December 31, 2019, and in the three months ($27 million pretax, $22 million after tax) and year ended ($67 million pretax, $56 million after tax) December 31, 2018*	0.12	0.07	0.41	0.19
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($11 million pretax, $9 million after tax) and year ended ($121 million pretax, $102 million after tax) December 31, 2019, and in the three months ($31 million pretax, $26 million after tax) and year ended ($34 million pretax, $28 million after tax) December 31, 2018	0.03	0.09	0.34	0.10
Pretax losses from equity method investments in the three months ($3 million pretax, $3 million after tax) and year ended ($4 million pretax, $3 million after tax) December 31, 2019	0.01	—	0.01	—
Pretax (gain) loss on the disposition of the Tektronix Video Business in the three months ($0 million pretax, $0 million after tax) and year ended ($41 million pretax, $39 million after tax) December 31, 2019	—	—	(0.11)	—
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($8 million pretax, $7 million after tax) and year ended ($28 million pretax, $24 million after tax) December 31, 2019	0.02	—	0.08	—
Pretax discrete restructuring charges in the three months ($38 million pretax, $32 million after tax) and year ended ($38 million pretax, $32 million after tax) December 31, 2019	0.11	—	0.11	—
Tax effect of the adjustments reflected above (b)	(0.08)	(0.05)	(0.28)	(0.12)
Additional income tax adjustment	0.09	—	0.09	—
TCJA Adjustments	—	(0.02)	—	(0.03)
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$1.03	$0.91	$3.48	$3.06

(a) Each of the per share adjustments below was calculated assuming the MCPS Converted Shares had been outstanding. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.

(b) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, the gain on the disposition of the Tektronix Video Business, losses from equity method investments, the non-cash interest expense associated with the 0.875% convertible notes, and restructuring charges.

* $1.3 million and $0.6 million of acquisition and other transaction costs were recorded in the three months ended March 29, 2019 and June 28, 2019, respectively, that were not previously adjusted for but are reflected in the totals for the year ended December 31, 2019.

The sum of the components of adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

Adjusted Diluted Shares Outstanding

	Three Months Ended		Year Ended
(shares in millions)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Average common diluted stock outstanding	340.1	339.3	340.0	350.7
MCPS Converted Shares (a)	18.3	18.4	18.3	8.7
Adjusted average common stock and common equivalent shares outstanding	358.4	357.7	358.3	359.4

(a) The number of MCPS Converted Shares assumes the conversion of all 1.38 million shares applying the “if-converted” method and using an average 20-day VWAP of $75.19 as of December 31, 2019. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.

Core Revenue Growth

	% Change Three Months Ended December 31, 2019 vs. Comparable 2018 Period	% Change Year Ended December 31, 2019 vs. Comparable 2018 Period
Total Revenue Growth (GAAP)	13.9%	13.4%
Core (Non-GAAP)	0.4%	2.0%
Acquisitions (Non-GAAP)	14.6%	13.2%
Impact of currency translation (Non-GAAP)	(1.1)%	(1.8)%

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ending March 27, 2020		Year Ending December 31, 2020
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders	$0.24	$0.28	$2.16	$2.26
Anticipated dividends on mandatory convertible preferred stock in the three months ending March 27, 2020 ($17 million) and year ending December 31, 2020 ($69 million)	0.05	0.05	0.20	0.20
Anticipated dilutive impact on Forecasted Diluted Net Earnings Per Share from Continuing Operations if the MCPS Converted Shares (17.7 million shares in the three months ending March 27, 2020 and year ending December 31, 2020) had been outstanding	(0.02)	(0.02)	(0.12)	(0.12)
Anticipated pretax amortization of acquisition-related intangible assets in the three months ending March 27, 2020 ($85 million pretax (or $0.24 per share), $72 million after tax (or $0.20 per share)) and year ending December 31, 2020 ($336 million pretax (or $0.93 per share), $282 million after tax (or $0.78 per share))	0.24	0.24	0.93	0.93
Anticipated pretax significant acquisition and other transaction costs, including costs related to establishing a new separate company infrastructure in connection with the Vontier transaction in the three months ending March 27, 2020 ($67 million pretax (or $0.19 per share), $57 million after tax (or $0.16 per share)) and year ending December 31, 2020 ($185 million pretax (or $0.51 per share), $156 million after tax (or $0.43 per share))	0.19	0.19	0.51	0.51
Anticipated pretax fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ending March 27, 2020 ($15 million pretax (or $0.04 per share), $14 million after tax (or $0.04 per share)) and year ending December 31, 2020 ($37 million pretax (or $0.10 per share), $33 million after tax (or $0.09 share))	0.04	0.04	0.10	0.10
Anticipated pretax losses from equity method investments in the three months ending March 27, 2020 ($1 million pretax (or $0 per share), $1 million after tax (or $0 per share)) and year ending December 31, 2020 ($7 million pretax (or $0.02 per share), $7 million after tax (or $0.02 share))	—	—	0.02	0.02
Anticipated pretax non-cash interest from 0.875% convertible notes in the three months ending March 27, 2020 ($8 million pretax (or $0.02 per share), $7 million after tax (or $0.02 per share)) and the year ending December 31, 2020 ($34 million pretax (or $0.09 per share), $29 million after tax (or $0.07 per share))	0.02	0.02	0.09	0.09
Tax effect of the adjustments reflected above (a)	(0.07)	(0.07)	(0.26)	(0.26)
Additional income tax adjustment	0.01	0.01	0.05	0.05
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations	$0.70	$0.74	$3.68	$3.78

(a) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, and non-cash interest from 0.875% convertible notes.

The sum of the components of forecasted adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations does not give effect to the pending Vontier separation.